                                                                   EXHIBIT 10.13

          NEITHER THIS NOTE NOR ANY SECURITIES WHICH MAY BE ISSUED UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR OTHERWISE QUALIFIED UNDER ANY STATE SECURITIES LAW. NEITHER THIS NOTE NOR ANY SUCH SECURITIES MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND REGISTRATION OR OTHER QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR OTHER QUALIFICATION IS NOT REQUIRED.


                                 DOVEBID, INC.
                                 -------------

                   CONVERTIBLE SUBORDINATED PROMISSORY NOTE
                   ----------------------------------------

$1,000,000                                                     December 30,1999

          DoveBid, Inc., a Delaware corporation (the "Company"), with offices at 1241 East Hillsdale Blvd., Foster City, CA 94404, for value received, promises to pay to the order of Unidyne International, Inc. ("Payee") at such address as Payee may designate, One Million Dollars and No Cents ($1,000,000.00), plus simple interest thereon calculated from the date hereof until paid at the annual rate of 5.74%, compounded annually. Principal and accrued interest will be due and payable in lawful money of the United States in full on December 30, 2002 (the "Maturity Date"), unless this Note shall have been previously converted pursuant to Section 2 below, in which case all outstanding principal under this Note and all accrued interest thereon shall be satisfied in full by virtue of such conversion and the issuance and delivery of fully paid and non-assessable shares of Conversion Stock to the holder of this Note as set forth in Section 2 below. Payments by the Company shall be applied first to any and all accrued interest through the payment date and second to the principal remaining due hereunder.

          The following is a statement of the rights of the holder of this Note and the conditions to which this Note is subject, and to which the holder hereof, by the acceptance of this Note, agrees:

          1.   Definitions.  As used in this Note, the following terms, unless
               -----------
the context otherwise requires, have the following meanings:

               1.1  "Company" includes any corporation or other entity which
                     -------
succeeds to or assume the obligations of the Company under this Note.

               1.2  "Conversion Stock" shall mean shares of Common Stock of the
                     ----------------
Company.

               1.3  "Conversion Price" shall mean the price per share that is
                     ----------------
the exact middle of the price range stated in the Company's final amended registration statement on Form S-1, Form SB-1 or a similar successor form pertaining to an Initial Public Offering that closes on before the Maturity Date. No conversion shall occur and there is therefore no Conversion Price with respect to an Initial Public Offering that closes after the Maturity Date.

               1.4  "Noteholder," "holder," or similar terms, when the context
                     ----------    ------
refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

               1.5  "Initial Public Offering" shall mean the closing of a sale
                     -----------------------
of Common Stock pursuant to a registration statement on Form S-1 or Form SB-1 (or similar successor form) under the Securities Act of 1933, as amended, for an underwritten initial public offering.

               1.6  "Subordination Agreement" shall mean the Subordination
                     -----------------------
Agreement attached hereto as Annex A and incorporated by reference herein.
                             -------

          2.   Conversion.
               ----------

               2.1  Mandatory Conversion.  This Note and all of the outstanding
                    --------------------
principal and accrued and unpaid interest on and under this Note shall be converted into Conversion Stock at the Conversion Price concurrent with the closing of an Initial Public Offering before the Maturity Date. For informational purposes, the Company shall provide the Noteholder with written notice (at the most recent address for the Noteholder provided to the Company by the Noteholder in writing) (i) within seven (7) days after it files with the Securities and Exchange Commission any registration statement on Form S-1, SB-1 or a similar successor form for an Initial Public Offering, and (ii) reasonably promptly following the closing of an Initial Public Offering. Conversion as described in this Section 2.1 shall occur only upon the closing of an Initial Public Offering, provided that (i) upon the closing of an Initial Public Offering, the conversion shall be deemed to have occurred either immediately prior to contemporaneously with the closing of such Initial Public Offering, and
(ii) as a condition precedent or condition subsequent to conversion (the election between which type of condition shall be the Company's sole election in the Company's sole discretion), the Noteholder must surrender this Note for conversion at the principal office of the Company. Incident to any conversion, the Conversion Stock will have those rights and privileges, and be subject to those restrictions, of the shares of Common Stock as set forth in the Company's Certificate of Incorporation, and the Noteholder will receive the rights and be subject to the obligations applicable to the purchasers of Common Stock, provided that the sale restriction specified in Section 2.5 below shall apply to the Conversion Stock. This Note shall not be convertible and shall not be converted into Conversion Stock if there is not an Initial Public Offering before the Maturity Date.

               2.2  No Fractional Shares.  No fractional shares will be issued
                    --------------------
on conversion of this Note. If on any conversion of this Note a fraction of a share results, the Company will pay the cash value of that fractional share, calculated on the basis of the applicable Conversion Price.

               2.3  Reservation of Stock.  Prior to any conversion of this Note
                    --------------------
pursuant to Section 2.1 above, the Company will take such corporate action and obtain such government consents and approvals as may, in the reasonable opinion of its counsel, be necessary to authorize the issuance of a sufficient number of shares of Conversion Stock into which this Note is to convert pursuant to Section 2.1 above.

          2.4  Fully Paid Shares; Certificates.  All shares of Conversion Stock
               -------------------------------
issued upon the conversion of this Note shall be validly issued, fully paid and non-assessable. The certificates representing the shares of Conversion Stock issued upon conversion hereof shall be delivered to the holder against surrender of this Note. The holder, by accepting this Note, undertakes and agrees to accept such shares of Conversion Stock in full satisfaction of the outstanding principal and accrued interest thereon in accordance with the terms of this Note. Anything to the contrary in this Note notwithstanding, the Company's obligation to issue shares of Conversion Stock to any holder of this Note is expressly conditioned upon compliance of such issuance with applicable federal and state securities laws without registration or other qualification thereunder.

          2.5  Restriction on Sale.  Upon and following any conversion pursuant
               -------------------
to this Section 2, no holder of any Conversion Stock shall effect any sale or distribution of any of the Conversion Stock (which shall include any and all voting securities received by such holder as or in connection with a stock dividend, stock split or other recapitalization or similar distribution on or in respect of the Conversion Stock) or any of the Company's other equity securities, or of any securities convertible into or exchangeable for such securities, during the period beginning on the closing of the Initial Public Offering and ending 180 days after such closing. The certificate(s) representing the shares of Conversion Stock issued upon the conversion of this Note shall be legended to reflect such restriction on sale.

          2.6  No Rights or Liabilities as Shareholder.  This Note does not by
               ---------------------------------------
itself entitle the Noteholder to any voting rights or other rights as a shareholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the holder shall cause such holder to be a shareholder of the Company for any purpose by virtue hereof.

          2.7  No Other Conversion.  The conversion described in this Section 2
               -------------------
shall constitute the sole methods by which this Note will convert into Conversion Stock.

     3.   Subordination.  This Note and the indebtedness evidence by this Note
          -------------
are subordinated to the prior payment in full of all or substantially all other indebtedness of the Company pursuant to the terms of a Subordination Agreement in the form attached hereto as Annex A and incorporated herein by
                                         -------
reference.

     4.   Prepayment.  This Note may be prepaid, in its entirety (including the
          ----------
principal sum and interest accrued to the date of payment) without penalty or premium; provided that (i) the Company must give the Noteholder at least ten
(10) days prior written notice of its intention to prepay, and (ii) prepayment cannot take place (x) after the Company has filed with the Securities and Exchange Commission a registration statement on Form S-1, SB-1 or a similar successor form for an Initial Public Offering and for so long as any such registration statement remains pending, or (y) during the 60 days prior to the Company's filing of a registration statement with the Securities and Exchange Commission on Form S-1, SB-1 or a similar successor form for an Initial Public Offering.

     5.   Usury Savings Clause.  The Company and the Noteholder intend to comply
          --------------------
at all times with applicable usury laws. If at any time such laws would render usurious any amounts due under this Note under applicable law, then it is the Company's and the Noteholder's express intention that the Company not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this Section 5 shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the principal balance of this Note (or, if this Note has been fully paid, refunded by the Noteholder to the Company), and the provisions hereof shall immediately be reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.

     6.   General Provisions.
          ------------------

          6.1  Notices.  Any notice, request or other communication required or
               -------
permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by certified mail return receipt requested, postage prepaid, at the respective addresses of the parties. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

          6.2  Severability; Headings.  In case any provision of this Note shall
               ----------------------
be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, unless to do so would deprive the Noteholder or the Company of a substantial part of its bargain. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.

          6.3  Noteholder Representations and Status.  By accepting this Note,
               -------------------------------------
the Payee and any other Noteholder each acknowledges, represents and warrants that (i) this Note is being acquired for investment, solely for its own account and not as a nominee for any other person or entity, and that it will not offer, sell or otherwise dispose of this Note except as expressly permitted by this Note and under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"), and (ii) it is an "accredited investor" with the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

          6.4  Assignment.  Except as provided in the next sentence, neither
               ----------
this Note nor any right hereunder may be assigned by the Noteholder without the prior written consent of the Company, which may be granted or withheld in the Company's sole discretion.

          6.5  Entire Agreement; Changes.  This Note, and the Subscription and
               -------------------------
Loan Agreement executed by the holder in connection with the issuance of this Note, contains the entire agreement between the parties hereto superseding and replacing any prior agreement or understanding relating to the subject matter hereof. Neither this Note nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

          6.6  Law Governing.  This Note shall be construed and enforced in
               -------------
accordance with, and governed by, the internal laws of the State of California, excluding that body of law applicable to conflicts of law.

     IN WITNESS WHEREOF, each party has caused this Note to be executed as of the date set forth above.

                                 DOVEBID, INC.


                                 By: /s/ Anthony Capobianco
                                    -------------------------------------

                                 Its     General Counsel
                                    -------------------------------------


                                 UNIDYNE INTERNATIONAL, INC.


                                 By: /s/ Jack L. Saggau
                                    -------------------------------------

                                 Its:    Vice President
                                     ------------------------------------